Exhibit 10.1

FORM OF

AMENDMENT #1 TO

[RESTRICTED STOCK GRANT AND ACKNOWLEDGEMENT

(REPLACEMENT AWARD – FOR CLASS D UNITS AND EMPLOYEE UNITS)]

[RESTRICTED STOCK AWARD AGREEMENT

(2013 AWARD)]

This AMENDMENT #1 TO [RESTRICTED STOCK GRANT AND ACKNOWLEDGEMENT (REPLACEMENT AWARD – FOR CLASS D UNITS AND EMPLOYEE UNITS)] [RESTRICTED STOCK AWARD AGREEMENT (2013 AWARD)] (this “Amendment”) is made and entered into as of this 13th day of April 2017 (the “Effective Date”), by and between SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company and Participant previously entered into that certain [Restricted Stock Grant and Acknowledgement (Replacement Award – for Class D Units and Employee Units)] [Restricted Stock Award Agreement (2013 Award)], as amended from time to time, dated as of [DATE], 2013 (the “Award Agreement”);

WHEREAS, Blackstone has entered into that certain Stock Purchase Agreement, dated as of March 24, 2017, between Sun Wise (UK) Co., Ltd, a private limited company incorporated under the laws of England and Wales, and the “Selling Partnerships” (as defined below), as amended, modified or supplemented from time to time (the “Stock Purchase Agreement”);

WHEREAS, the “Selling Partnerships” shall mean, collectively, SW Delaware L.P., SW Delaware A L.P., SW Delaware B L.P., SW Delaware C L.P., SW Delaware D L.P., SW Delaware E L.P., SW Delaware F L.P., SW Delaware Co-Invest L.P. and SW Delaware (GSO) L.P.; and

WHEREAS, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board have approved an amendment to the Award Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Participant hereby agree as follows:

1.Amendment to the [2.75x Performance Restricted Shares] [2.75x Exit-Vesting Restricted Shares]. The following shall be added to the end of [Schedule A Vesting Terms][Section 2(c)] of the Award Agreement:

[Notwithstanding the foregoing, subject to Participant’s continued employment with the Company through the Closing (as defined below) and provided the Participant has not violated the Restrictive Covenants set forth on Appendix A, sixty percent (60%) of the 2.75x Performance Restricted Shares (to the extent unvested and not otherwise forfeited as of the Closing) shall become Vested Shares upon the Closing. The remaining forty percent (40%) of the 2.75x Performance Restricted Shares that do not become Vested Shares in accordance with this paragraph shall be forfeited for no consideration immediately upon the Closing or, if earlier, upon the Termination Date. For purposes of this paragraph, “Closing” shall mean the consummation of the transactions contemplated by that certain Stock Purchase Agreement, dated as of March 24, 2017, between Sun Wise (UK) Co., Ltd, a private limited company incorporated under the laws of England and Wales, and SW Delaware L.P., SW Delaware A L.P., SW Delaware B L.P., SW Delaware C L.P., SW Delaware D L.P., SW Delaware E L.P., SW Delaware F L.P., SW Delaware Co-Invest L.P. and SW Delaware (GSO) L.P.]

[Notwithstanding the foregoing, subject to the Participant’s continued employment with the Company through the Closing (as defined below) and provided Participant has not engaged in a Restrictive Covenant Violation, sixty percent (60%) of the 2.75 Exit-Vesting Restricted Shares (to the extent unvested and not otherwise forfeited as of the Closing) shall vest and become nonforfeitable upon the Closing.   The remaining forty percent (40%) of the 2.75x Exit-Vesting Restricted Shares shall be forfeited for no consideration immediately upon the Closing or, if earlier, upon the Termination Date.  For purposes of this paragraph, “Closing” shall mean the consummation of the transactions contemplated by that certain Stock Purchase Agreement, dated as of March 24, 2017, between Sun Wise (UK) Co., Ltd, a private limited company incorporated under the laws of England and Wales, and SW Delaware L.P., SW Delaware A L.P., SW Delaware B L.P., SW Delaware C L.P., SW Delaware D L.P., SW Delaware E L.P., SW Delaware F L.P., SW Delaware Co-Invest L.P. and SW Delaware (GSO) L.P.]

2.Effective Date.  This Amendment shall become effective on the Effective Date, provided that, this Amendment shall be of no force or effect, shall create no rights or obligations on the part of any party hereto and shall automatically terminate on the termination of the Stock Purchase Agreement prior to the consummation of the transaction contemplated by the Stock Purchase Agreement in accordance with its terms.

3.Investment Representations.  The Participant represents and warrants that:

a.	the Participant is an accredited investor (as described below);

b.

the Participant’s financial situation is such that the Participant can afford to bear the economic risk associated with the forfeiture of such [2.75 Performance Restricted Shares][2.75 Exit-Vesting Restricted Shares] (as defined in the Award Agreement) as set forth in this Amendment, has adequate means for providing for the Participant’s current needs and personal contingencies, and can afford to suffer a complete loss of the Participant’s Restricted Shares (as defined in the Award Agreement);

c.	the Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of valuating the merits and risks of the forfeiture of certain Restricted Shares;

d.

the Participant agrees that other than as set forth in this Amendment, no representations or warranties have been made to the Participant or the Participant’s representatives concerning the Restricted Shares or the Company or their prospects or other matters;

e.

the Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from the Company and its representatives concerning the forfeiture of a portion of the [2.75 Performance Restricted Shares][ 2.75 Exit-Vesting Restricted Shares] and to obtain any additional information which the Participant deems necessary;

f.

the Participant has been advised, and has been given ample opportunity, to consult with legal and financial advisors of Participant’s choice and is entering into this Amendment freely and voluntarily, whether Participant chose to consult such legal and financial advises with respect to this Amendment and the subject matter thereof; and

g.

all information which the Participant has provided to the Company and its representatives concerning the Participant and the Participant’s financial position is complete and correct as of the date of this Amendment.

“Accredited investor” means an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.  Participant is an “accredited investor” if Participant meets any of the following tests: (i) Participant is a director or executive officer of the Company; (ii) Participant has an individual net worth, or joint net worth with Participant’s spouse, at the time of this Amendment exceeding $1,000,000 (For purpose of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities.  The amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.); (iii) Participant has individual income (excluding Participant’s spouse) in excess of $200,000 in both 2015 and 2016 and has a reasonable expectation of reaching the same income level in 2017; or (iv) Participant and Participant’s spouse had joint income in excess of $300,000 in both 2015 and 2016 and have a reasonable expectation of reaching the same income level in 2017.

4.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Award Agreement shall remain in full force and effect.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Award Agreement other than as set forth herein.

5.Choice of Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.

6.Counterparts.  This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

***

[Signatures to appear on the following pages.]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first above written.

SEAWORLD ENTERTAINMENT, INC.

__________________________
By: Jack Roddy
Title: Chief Human Resources & Culture Officer

IN WITNESS WHEREOF, the Participant has executed this Amendment as of the date first above written.

PARTICIPANT

__________________________
[NAME]